Exhibit 99.1

Finjan Appoints Jevan Anderson as New CFO

EAST PALO ALTO, Calif., May 22, 2019 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a pioneer in cybersecurity, today announced that Jevan Anderson will join the company on June 3, 2019 as Chief Financial Officer, replacing Michael Noonan who is departing to explore new pursuits. Mr. Anderson will report to Phil Hartstein, Finjan’s CEO, and will lead Finjan’s finance, operations and support the company as it explores growth and expansion opportunities.
“Jevan is joining the Finjan team in a newly expanded CFO role where we fully intend to leverage his strategic and financial leadership skills,” said Phil Hartstein, Finjan’s CEO. “His experience of balancing financial discipline while exploring high-growth opportunities will be essential as we enter a new phase of growth with the focus of delivering value to our shareholders.”
Mr. Anderson joins Finjan after 25 years of experience in investment banking, corporate development and strategy consulting. Most recently he was Senior Vice President, Corporate Advisory for Jones Lang LaSalle Incorporated (JLL). Prior to JLL, Jevan spent 10 years as a Managing Director and Co-Head of Technology Mergers & Acquisitions for Wells Fargo and RBC Capital Markets. Prior to his 17 year investment banking career, Jevan held roles in management consulting, strategic planning, corporate development and investor relations. Mr. Anderson holds an MBA from NYU Stern School of Business and a B.S. in Electrical Engineering from Lehigh University.
“After meeting with the Finjan leadership team and board, I was convinced that this is an amazing opportunity,” stated newly appointed CFO, Jevan Anderson. “I am excited to join Finjan during this pivotal transition period of growth and I look forward to leading the finance and strategy efforts.”
“I want to thank Michael for the last five years at Finjan where he made a number of lasting contributions, most notably implementing sound financial discipline and operational oversight of a number of strategic initiatives,” commented Phil Hartstein. “We all wish him well in his future endeavors.”
As a reminder, Phil Hartstein will participate in a “fireside chat” with covering analyst Mike Crawford at the upcoming B Riley Investor Conference. Both Phil Hartstein and Jevan Anderson will present and meet with investors during the LD Micro Invitational in early June.
The 20th Annual B. Riley FBR Investor Conference
May 22nd at 3:00 PM PT
Beverly Hilton Hotel
Beverly Hills, California

The 9th Annual LD Micro Invitational
June 4th at 10:00 AM PT
The Luxe Sunset Boulevard Hotel
Los Angeles, California
Investors and interested parties may listen to the live webcast of both presentations by going to the Calendar section of Finjan's IR Website at https://ir.finjan.com/ir-calendar.
ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies used to proactively detect previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.
Finjan®, Finjan Mobile®, and InvinciBull® are registered trademarks of Finjan Holdings, Inc.;

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the uncertain monetization of acquired patents, the outcome of strategic transactions, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com